SUB-ITEM 77H

As of April 30, 2013, the following entity did not own 25% or more of the voting securities of the Fund:

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|PERSON/ENTITY                           |FUND                  |
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|MFS LIFETIME 2015 FUND|
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|MFS LIFETIME 2025 FUND|
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|MFS LIFETIME 2035 FUND|
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|MFS LIFETIME 2045 FUND|
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